UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 12, 2010, GenVec, Inc. received a notice from The Nasdaq Stock Market stating that the minimum bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing set forth in Marketplace Rule 5450.

The notification letter states that GenVec will be afforded 180 calendar days, or until November 8, 2010, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days during the 180 calendar day grace period. Nasdaq may, in its discretion, require the Company’s common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

If the Company does not regain compliance by November 8, 2010, Nasdaq will provide written notification to the Company that the Company's common stock will be delisted. At that time, the Company may appeal Nasdaq's delisting determination to a Nasdaq Listing Qualifications Panel. Alternatively, the Company could apply to transfer its common stock to The NASDAQ Capital Market if it satisfies all of the requirements, other than the minimum bid price requirement, for initial listing on The NASDAQ Capital Market set forth in Marketplace Rule 5505. If the Company were to elect to apply for such transfer, and if it satisfies the applicable requirements and its application is approved, the Company would have an additional 180 days to regain compliance with the minimum bid price rule while listed on The NASDAQ Capital Market.

The Company intends to actively monitor the bid price for its common stock between now and November 8, 2010, and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement but has not yet determined to take any other action in response to the notice.

On May 13, 2010, the Company issued a press release announcing the receipt of the notice from Nasdaq.  A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	GenVec, Inc. Press Release Issued on May 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: May 13, 2010	By:	/s/ DOUGLAS J. SWIRSKY
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	GenVec, Inc. Press Release Issued on May 13, 2010